EXHIBIT 32

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned, certify that, to the best of our knowledge, this annual report on Form 10-K for the year ended December 31, 2009, of CAPITAL REALTY INVESTORS-III LIMITED PARTNERSHIP, and containing the financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of the small business issuer.

CAPITAL REALTY INVESTORS-IV LIMITED
PARTNERSHIP
(Small Business Issuer)

	by:	Managing General Partner

		by:	/s/ William B. Dockser
William B. Dockser,
April 12, 2010			Director, Chairman of the Board,
DATE			and Treasurer
(Principal Executive Officer)

April 12, 2010		by:	/s/ H. William Willoughby
DATE			H. William Willoughby,
Director, President, Secretary,
Principal Financial Officer and
Principal Accounting Officer

This certification accompanies this annual report and is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose, and shall not be deemed filed by the small business issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.